U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2013

ADVANCED EMISSIONS SOLUTIONS, INC.

(Name of registrant as specified in its charter)

Delaware	000-54992	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, Colorado		80129
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 734-1727

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 11, 2013, ADA-ES, Inc., a Colorado corporation, and ADA Environmental Solutions, LLC, a Colorado limited liability company (collectively, “ADA”), subsidiaries of Advanced Emissions Solutions, Inc., a Delaware corporation, entered into a Non-Prosecution Agreement (the “NPA”) by and among the United States Attorney’s Office for the Eastern District of Texas (the “DOJ”) and ADA. Pursuant to the NPA, the DOJ has agreed not to assess fines or pursue any criminal, civil or administrative action against ADA and its current or former employees, agents, officers, and directors with respect to allegations that ADA misappropriated trade secrets with regard to the manufacture of activated carbon. The NPA concludes a confidential DOJ investigation of events arising out of an attempted acquisition by ADA of Norit Americas, Inc. (“Norit”) in 2006, which led to the civil litigation brought by Norit against ADA in 2008 for alleged misappropriation of trade secrets. The dispute with Norit was settled by ADA in 2011 after extensive litigation and arbitration.

On September 12, 2013, we issued a press release announcing the NPA. A copy of the press release is furnished as Exhibit 99.2 to this report.

The information contained in this report is a summary of the terms of the NPA, and reference is made to that agreement, which is attached as Exhibit 99.1 to this report, for the complete terms thereof.

Item 9.01. Financial Statements and Exhibits

(d) The following items are furnished as exhibits to this report:

99.1 Non-Prosecution Agreement by and among the United States Attorney’s Office for the Eastern District of Texas, ADA-ES, Inc. and ADA Environmental Solutions, LLC, dated September 11, 2013.

99.2 Press Release, Advanced Emissions Solutions Provides Update Closing Legal Matter Arising from Attempted 2006 Acquisition by Subsidiary, dated September 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 12, 2013

Advanced Emissions Solutions, Inc.
Registrant

/s/ Mark H. McKinnies
Mark H. McKinnies
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Non-Prosecution Agreement by and among the United States Attorney’s Office for the Eastern District of Texas, ADA-ES, Inc. and ADA Environmental Solutions, LLC, dated September 11, 2013.

99.2	Press Release, Advanced Emissions Solutions Provides Update Closing Legal Matter Arising from Attempted 2006 Acquisition by Subsidiary, dated September 12, 2013.